EXHIBIT 10.2
                                                                    ------------

PalWeb Corporation
1607 West Commerce Street
Dallas, Texas  75208

Plastic Pallet Production, Inc.
1607 West Commerce Street
Dallas, Texas  75208

                                                January 10, 2003

Paul A. Kruger
2500 S. McGee, Suite 147
Norman, OK  73072

Re:   $7,000,000 Financing of PalWeb Corporation and Plastic Pallet
      Production, Inc.

Dear Paul:

            This letter is intended to memorialize the terms of the agreement between you and PalWeb Corporation ("PalWeb") and Plastic Pallet Production, Inc. ("PPP"), pursuant to which you have agreed to loan seven million dollars ($7,000,000) to PalWeb and PPP (the "Loan").

            1. Financing. You or your affiliates are making a loan to PalWeb and PPP on the date hereof (the "Closing Date"), in the amount of $7,000,000. The terms of the Loan are as set forth in a loan agreement, promissory note, security agreement and stock pledge agreement being executed and delivered on the Closing Date.

            2. Assignment of Judgments and Agreement Regarding Collection. As additional consideration for the Loan, PalWeb and PPP do hereby transfer, assign and convey to Paul A. Kruger or his designee all of their rights and interests in and to the judgments ("Judgments") entered against (i) Vimonta AG, a Swiss company, in Case No.3:00-CV-1388-P, in the United States District Court for the Northern District of Texas (the "Vimonta Judgment") and (ii) Wolfgang Ullrich, Rosarin Chaisayan, Chartex AG and New Inter HKB AG, in Case Nos. DV99-00110-E and 99-10249-B in the District Court of Dallas County, Texas (the "Ullrich Judgments"), to be effective as of the dates set forth below. The parties agree that the Judgments currently have no value to PalWeb or PPP and that any value associated with the Judgments is dependent upon further collection action which is highly speculative and uncertain.

               (a) The Vimonta Judgment. The assignment of the Vimonta Judgment shall be effective after a final default judgment is entered against Vimonta AG pursuant to PalWeb's and PPP's Request for Leave to Submit Final Default Judgment and for additional Time to Serve Defendant in Accordance with the Hague Convention as filed in the United States District Court for the Northern District of Texas on August 28, 2002. PalWeb and PPP agree to undertake diligently and to complete all things reasonably necessary to have such final judgment entered in the name of PalWeb and PPP against Vimonta AG, including, but not limited to, the filing and service of appropriate papers in accordance with the Hague Convention. You shall reimburse promptly upon demand all costs incurred by PalWeb or PPP from and after the Closing Date in connection with the perfection and enforcement of the Vimonta Judgment. Promptly after the entry of such final judgment, PalWeb and PPP shall execute and deliver such assignments as may be necessary to assign the judgment of record to you.

               (b) The Ullrich Judgments. The assignment of the Ullrich Judgment shall be effective immediately on the Closing Date; provided, that PalWeb shall be entitled to share in the proceeds of the Ullrich Judgments as follows. You shall complete an investigation, at your own expense, to determine what actions are necessary to enforce the Ullrich Judgments against the judgment debtors in Germany, and you shall report the conclusions of such investigation to PalWeb together with an estimate of the costs and expenses, including legal fees, necessary to collect the Ullrich Judgments and an estimate of the probability of collection of such judgments. If PalWeb elects to participate with you in the costs of enforcement and collection of the Ullrich Judgments, PalWeb will receive its pro rata share of the proceeds collected based on PalWeb's expense sharing percentage. In any event, PalWeb will be entitled to receive five percent (5%) of any amounts collected on such Ullrich Judgments in excess of the investigation, enforcement and collection expenses incurred by you with regard to such judgments.

            3. Pallet Sales. You and PPP will execute and deliver the Non-Exclusive Distribution Agreement attached hereto as Exhibit A.

            4. Stonegate. PalWeb and PPP shall permit Stonegate Securities to continue its engagement through the completion of its research report pursuant to the terms of the existing letter agreement between PalWeb and Stonegate, and PalWeb shall cause to be paid the balance of $50,000 owed to Stonegate in accordance with the terms of such agreement. You will assist continuing management of PalWeb with introductions to Stonegate and will make Terri Metzger available for assistance with completion of the research report.

            5. Stock Options. PalWeb has heretofore granted to you the following options to purchase shares of PalWeb's common stock, par value $0.0001 per share ("Options"):

                                                              Current
               Number of        Option        Grant          Expiration
                Options          Price         Date             Date
                 50,000          $2.00        5/11/01          5/11/11
                150,000         $3.125        4/11/02          4/11/12
                 25,000          $1.60        6/26/02          6/26/12

Notwithstanding the terms and provisions of the stock option agreements previously executed by you and PalWeb with respect to such Options, all of such Options are hereby amended to provide that (i) they shall be fully vested as of the Closing Date, and may be exercised, in whole or in part, at any time and from time to time until the expiration date; and (ii) the expiration date shall be January 10, 2008. Except as so amended, the terms of the options shall remain in full force and effect. PalWeb recognizes that such modifications in terms will result in a different accounting treatment for such options.

            6. Resignation. By execution of this letter agreement, you do hereby resign as Chairman, Director and Chief Executive Officer of PalWeb and PPP effective immediately. PalWeb and PPP hereby accept your resignation from such positions.

            7. Mutual Releases. You, your affiliates, Hildalgo Trading Company, L.C., and Onward, LLC, and PalWeb and PPP, as well as the directors of PalWeb and their specifically-named affiliated entities, will execute and deliver the Mutual Release Agreement attached hereto as Exhibit B.

            If the foregoing accurately and completely sets forth the terms of the agreement between you and PalWeb and PPP, please so indicate by signing and returning one original of this letter.

                                    Sincerely,

                                    PALWEB CORPORATION

                                    By:    /s/ Warren Kruger
                                           -------------------------------------
                                    Name:  Warren Kruger
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------


                                    PLASTIC PALLET PRODUCTION, INC.

                                    By:    /s/ Warren F. Kruger
                                           -------------------------------------
                                    Name:  Warren F. Kruger
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------

Enclosures

Accepted and agreed:

/s/ Paul A. Kruger
------------------------------------
PAUL A. KRUGER

Date:  January 13, 2003
      ------------------------------

                                                                       Exhibit A

                      NON-EXCLUSIVE DISTRIBUTION AGREEMENT

            THIS NON-EXCLUSIVE DISTRIBUTION AGREEMENT ("Agreement") is made and entered into this 10th day of January, 2003, by and between Plastic Pallet Production, Inc., a Texas corporation (the "Company"), and Paul A. Kruger ("Kruger").

                                    RECITALS
                                    --------

            WHEREAS, the Company has determined Kruger's services as a non-exclusive distributor of the Company's plastic pallets and other products (the "Products") will be of great value to the Company, and accordingly, the Company desires to enter into this Agreement with Kruger as set forth herein in order to secure such services; and

            WHEREAS, Kruger desires to act as a non-exclusive distributor for the Company of its Products on the terms set forth herein.

            NOW, THEREFORE, for and in consideration of the above premises and the mutual agreements hereinafter set forth, Kruger and the Company agree as follows:

            1. Appointment and Relation of Distributor. The Company hereby appoints Kruger as a non-exclusive distributor of the Company's Products. From time to time, Kruger shall act as a purchaser of the Company's Products for the purpose of resale and is not the Company's agent or employee for any purpose whatsoever.

            2. Distributor's Duties. In connection with any efforts undertaken by Kruger to sell the Company's Products, Kruger shall:

                  (a) coordinate his marketing activities with the marketing personnel of the Company or such other personnel as directed by the Company's Board,
                  (b) diligently observe all policies and decisions communicated by the Board and/or marketing personnel, and
                  (c) timely prepare and forward to the Board and/or marketing personnel all reports and accountings as may be requested.

            3. Company's Duties. To facilitate any efforts undertaken by Kruger to sell the Company's Products, the Company shall:

                  (a) provide Kruger with such technical support as appropriate in order for Kruger to perform under this Agreement, and
                  (b) use reasonable efforts to manufacture sufficient
                      quantities of Products to fill orders received by Kruger for the purchase of the Company's Products subject to the Company's then-existing orders from third parties.

            4. Prices and Discounts. Upon all of Kruger's purchases of the Company's Products hereunder, Kruger's cost shall be the Company's F.O.B. price at the Company's plant in Dallas, Texas, less the greatest discounts or concessions made to any of the Company's other distributors for similar kinds and quantities of Products. Such pricing shall be applied so that Product prices charged to Kruger are no greater than the most favorable standard wholesale pricing terms afforded to any distributor of similar kinds and quantities of the Company's Products.

            5. Terms and Billing. Payment terms will be net thirty (30) days after the invoice date. Invoices shall be issued to Kruger in increments equal to and on the date of actual shipments.

            6. Termination. This Agreement may be terminated by either party upon thirty (30) days written notice to the other party. This Agreement may be terminated by the Company for Cause immediately and without notice. For purposes of this Section 6, "Cause" shall mean conduct amounting to (i) fraud, dishonesty or breach of fiduciary duty against the Company, (ii) willful misconduct, repeated refusal to follow the reasonable directions of the Company or violation of law in the course of performance under the Agreement, (iii) a material breach or violation of the terms of this Agreement, or (iv) nonpayment of amounts owed the Company to be paid timely in accordance with Section 5. Upon termination of this Agreement, Kruger shall diligently assist the Company in transitioning all matters and work for which he was responsible as the Company shall direct.

            7. Non-Exclusivity. The Agreement grants Kruger the non-exclusive right to sell the Company's Products; provided, however, that any sales of Products made during the term hereof, or within one year following the termination of this Agreement, by the Company or by its other distributors to customers introduced to the Company by Kruger shall be deemed sales made through Kruger as distributor of the Products so sold. Upon receipt by the Company of payment for purchases by such a customer, the Company shall pay to Kruger a sum which will compensate Kruger for the profit that he would have made had the sale been effected as an actual sale of the Products to Kruger under the terms of this Agreement followed by a resale of the Products by Kruger to the customer.

            8. Severability. The parties agree that each of the provisions included in this Agreement is separate, distinct, and severable from the other provisions of hereof, and that the invalidity or unenforceability of any provision shall not affect the validity or enforceability of any other provision of this Agreement. Further, if any provision of this Agreement is ruled invalid or unenforceable by a court of competent jurisdiction because of a conflict between the provision and any applicable law or public policy, the provision shall be redrawn to make the provision consistent with and valid and enforceable under the law or public policy.

            9. Assignment. This Agreement and the rights and obligations of the parties hereunder may not be assigned by either party hereto without the prior written consent of the other party hereto. Notwithstanding the foregoing, this Agreement shall be binding on and inure to the benefit of the Company's successors.

            10. Notices. Except as otherwise specifically provided herein, any notice required or permitted to be given by, or to, either party pursuant to this Agreement shall be given in writing, and shall be personally delivered, or mailed by certified mail, return receipt requested, or provided by electronic transmission with a copy sent contemporaneously by certified mail, return receipt requested, at the address set forth below or at such other address as either party shall designate by written notice to the other given in accordance with this Section. Any notice complying with this Section shall be effective immediately upon personal delivery or electronic transmission, or, if mailed only, on the third business day after mailing.

            11. Waiver. The waiver by either party hereto of any breach of this Agreement by the other party hereto shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

            12. Independent Contractor. It is expressly understood that Kruger is an independent contractor and that he is not an officer or employee of the Company. The actual performance of all day-to-day work by Kruger hereunder shall be under the control and direction of Kruger. The Company, being interested in the result to be obtained, shall at all times have access to the sales information of Kruger for the purposes of observing the performance hereunder by Bosh.

            13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Oklahoma. The parties agree that jurisdiction and venue for any matter arising out of or pertaining to this Agreement shall be proper only in the state courts located in Tulsa County, Oklahoma, or in any federal courts having jurisdiction over the parties and subject matter of such matter to be resolved, and the parties hereby consent to such venue and jurisdiction.

            14. Beneficiary. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns.

            15. Entire Agreement. This Agreement constitutes the entire agreement of the parties on the subject matter stated in the Agreement. No amendment or modification of this Agreement shall be valid or binding upon the Company or Kruger unless made in writing and signed by both parties. All prior understandings and agreements relating to the subject matter of this Agreement are hereby expressly terminated.

            IN WITNESS WHEREOF, Kruger and the Company have executed and delivered this Agreement as of the date first above written.


                                    PLASTIC PALLET PRODUCTION, INC.
                                    1607 West Commerce Street
                                    Dallas, Texas  75208

                                    By:    /s/Warren F. Kruger
                                           -------------------------------------
                                    Name:  Warren F. Kruger
                                           -------------------------------------
                                    Title: President
                                           -------------------------------------


                                    PAUL A. KRUGER
                                    2500 S. McGee, Suite 147
                                    Norman, Oklahoma  73072

                                    /s/ Paul A. Kruger
                                    --------------------------------------------
                                    Paul A. Kruger

                                                                       EXHIBIT B

                            MUTUAL RELEASE AGREEMENT
                            ------------------------

            THIS MUTUAL RELEASE AGREEMENT ("Agreement") is made and entered into as of this 10th day of January, 2003, by and among PAUL A. KRUGER, PACECO FINANCIAL SERVICES, INC., PACE PLASTIC PALLETS, INC., HILDALGO TRADING COMPANY, LC, ONWARD, LLC, PALWEB CORPORATION, PLASTIC PALLET PRODUCTION, INC., WARREN F. KRUGER, YORKTOWN MANAGEMENT & FINANCIAL SERVICES, L.L.C., WESTGATE INVESTMENTS, L.P., WESTGATE CAPITAL COMPANY, L.L.C., LYLE W. MILLER, BRYAN R. KIRCHMER, GME GROUP, BRADLEY C. SHOUP, WILLIAM W. PRITCHARD and PP FINANCIAL, INC. (each of the foregoing being referred to herein as a "Party" and being collectively referred to herein as the "Parties"). This Agreement shall be effective as of the date that each Party has executed the Agreement or counterparts thereof.

                              W I T N E S S E T H:

            WHEREAS, pursuant to that certain Letter Agreement dated as of the date hereof, Paul A. Kruger ("PAK") has agreed to make a loan or loans to PalWeb Corporation ("Palweb") and its wholly-owned subsidiary, Plastic Pallet Production, Inc. ("PPP"), in the aggregate amount of $7,000,000 (such loan or loans collectively referred to herein as the "Loan");

            WHEREAS, it is a condition precedent to the obligations of PAK to make the Loan that each Party hereto shall have executed and delivered this Agreement;

            NOW, THEREFORE, in consideration of the mutual promises, releases and undertakings hereinafter set out, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, each Party hereby agrees as follows:

            1.    Definitions

                  For purposes of this Agreement, the term "Claims" shall include, without limitation, any previously or presently existing or subsequently arising assertion, allegation, claim, demand, right, debt, request for indemnification, request for payment, request for reimbursement, cause of action, liability, loss, damage (including without limitation consequential damages such as lost profits), deficiency, remedy, judgment, lien, penalty, cost, expense, attorneys fees, interest, right to indemnification, suit and proceeding of every kind, at law or in equity, regardless of whether any of the foregoing are asserted or unasserted, now known or hereafter discovered, foreseeable or unforeseeable, matured or unmatured, or accrued, contingent or potential, and regardless of whether any of the foregoing have resulted now or could result in the future in the commencement of a lawsuit, the filing of a claim, or a legal proceeding of whatsoever kind, and regardless of whether any of the foregoing have resulted now or could result in the future in a final and unappealable order, ruling or judgment.

            2.    Mutual Waivers and Releases

                  2.1. Each Party does hereby waive, remise, release, acquit and forever discharge each other Party hereto, and all of such Party's predecessors, successors, affiliates, assigns and, as applicable, all of such Party's shareholders, members, employees, officers, directors, managers, and agents of whatsoever kind from any and all Claims that each Party may have against any one or more of the other Parties arising from any relationship, action, event or transaction of whatsoever kind arising out of or in any way relating to Palweb or PPP, regardless of when such relationship, action, event or transaction occurred or may have occurred, irrespective of whether such Party was acting in an individual capacity or as a representative, officer, director, or shareholder of any business or other organization; provided, however, that the foregoing mutual release and waiver shall not apply to any unpaid amounts due and owing to or from a Party as reflected on the books and records of Palweb or PPP or to any written agreements between a Party and Palweb or PPP of a continuing nature. It is not the intent of the Parties to terminate or modify the terms of existing contracts to which the Parties or any of them may be a party.

                  2.2 It is the intent of each Party hereto that the foregoing mutual releases and waivers secure to such Party and grant to all other Parties complete peace from any and all Claims among, between or against the Parties. To that end, the Parties hereby stipulate and agree that such mutual releases and waivers shall be given the broadest possible interpretation, construction and application to achieve the goals of this Agreement.

            3.    Representations and Warranties.

            Each Party hereby represents, warrants and covenants to the other Parties as follows:

                  3.1 Each Party has all right, power and authority to enter into this Agreement and consummate the transactions described herein, and the execution, delivery and performance of this Agreement by each Party will not violate any statute, rule, judgment, order or restriction of any government, governmental agency, or court to which any Party is subject and does not conflict with, result in a breach of, constitute a default under or require any notice under any agreement, contract or other document to which any Party is a party or are bound. This Agreement constitutes a binding obligation of each Party enforceable in accordance with its terms.

                  3.2 Each Party has had access to all information deemed necessary by such Party to evaluate the merits and risks of entering into this Agreement.

                  3.3 There are no legal proceedings pending or threatened against any Party, which, if adversely determined, could, in any respect, prevent or impair the ability of the any Party to perform its obligations under this Agreement.

            4.    No Admissions

                  The Parties each acknowledge and agree that the matters set forth in this Agreement constitute the mutual release and waiver of any or all Claims between or among the Parties, and that this Agreement is not an admission or evidence of liability by any of them regarding any Claim.

            5.    Governing Law

                  This Agreement shall be governed by and interpreted in accordance with the laws of the State of Oklahoma.

            6.    Binding Effect

                  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, beneficiaries, affiliates, subsidiaries, related corporate entities, successors and assigns.

            7.    Mutual Drafting and Negotiation

                  This Agreement is the product of mutual drafting and negotiation by each Party hereto, and each such Party has had the opportunity to consult counsel of such Party's choosing with regard to this Agreement. It is the intent of each Party hereto that no provision be construed against or in favor of any other Party hereto irrespective of whether such other Party initially proposed or drafted such provision.

            8.    Entire Agreement

                  This Agreement contains the entire agreement between and among the Parties relating to the subject matter hereof. No representation, warranty, covenant, obligation, promise, inducement or statement of intention has been made by any Party hereto which is not expressed in this Agreement.

            IN WITNESS WHEREOF, this Agreement has been executed by the Parties in multiple originals to be effective as of the date first written above.

                                    PAUL A. KRUGER

                                    /s/ Paul A. Kruger
                                    -------------------------------------------



                                    PACECO FINANCIAL SERVICES, INC.


                                    By:    /s/ Paul A. Kruger
                                           ------------------------------------
                                    Name:  Paul A. Kruger
                                           ------------------------------------
                                    Title: CEO
                                           ------------------------------------


                                    PACE PLASTIC PALLETS, INC.


                                    By:    /s/ Paul A. Kruger
                                           ------------------------------------
                                    Name:  Paul A. Kruger
                                           ------------------------------------
                                    Title: President
                                           ------------------------------------


                                    HIDALGO TRADING COMPANY, LC


                                    By:    /s/ Paul A. Kruger
                                           ------------------------------------
                                    Name:  Paul A. Kruger
                                           ------------------------------------
                                    Title: Manager
                                           ------------------------------------

                                    ONWARD, LLC


                                    By:    /s/ Paul A. Kruger
                                           ------------------------------------
                                    Name:  Paul A. Kruger
                                           ------------------------------------
                                    Title: Manager
                                           ------------------------------------


                                    PALWEB CORPORATION


                                    By:    /s/ Warren Kruger
                                           ------------------------------------
                                    Name:  Warren Kruger
                                           ------------------------------------
                                    Title: President
                                           ------------------------------------


                                    PLASTIC PALLET PRODUCTION, INC.


                                    By:    /s/ Warren F. Kruger
                                           ------------------------------------
                                    Name:  Warren F. Kruger
                                           ------------------------------------
                                    Title: President
                                           ------------------------------------


                                    WARREN F. KRUGER

                                    /s/ Warren F. Kruger
                                    -------------------------------------------


                                    YORKTOWN MANAGEMENT & SERVICES, L.L.C.


                                    By:    /s/ Warren F. Kruger
                                           ------------------------------------
                                    Name:  Warren F. Kruger
                                           ------------------------------------
                                    Title: President
                                           ------------------------------------


                                    WESTGATE INVESTMENTS, L.P.


                                    By:    /s/ Warren F. Kruger
                                           ------------------------------------
                                    Name:  Warren F. Kruger
                                           ------------------------------------
                                    Title: Member
                                           ------------------------------------

                                    WESTGATE CAPITAL COMPANY, L.L.C.


                                    By:    /s/ Warren F. Kruger
                                           ------------------------------------
                                    Name:  Warren F. Kruger
                                           ------------------------------------
                                    Title: Member
                                           ------------------------------------


                                    LYLE W. MILLER

                                    /s/ Lyle W. Miller
                                    -------------------------------------------


                                    BRYAN R. KIRCHMER

                                    /s/ Bryan R. Kirchmer
                                    -------------------------------------------


                                    GME GROUP


                                    By:    /s/ Bryan R. Kirchmer
                                           ------------------------------------
                                    Name:  Bryan R. Kirchmer
                                           ------------------------------------
                                    Title: President and Principal
                                           ------------------------------------


                                    BRADLEY C. SHOUP

                                    /s/ Bradley C. Shoup
                                    -------------------------------------------


                                    WILLIAM W. PRITCHARD

                                    /s/ William W. Pritchard
                                    -------------------------------------------

                                    PP FINANCIAL, INC.


                                    By:    /s/ Paul A. Kruger
                                           ------------------------------------
                                    Name:  Paul A. Kruger
                                           ------------------------------------
                                    Title: CEO
                                           ------------------------------------































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